Joint Purchase Agreement
                    -------------------------

December 8, 2005

Gentlemen:


     This letter when executed by all parties shall produce a "Joint Purchase Agreement" evidenced under the terms and conditions outlined below under "Joint Purchase Terms", by which American Stellar Energy, Inc. of 2162 Acorn Court, Wheaton, IL 60187, shall participate with Paramount Gold Mining Corp.
(PGDP) of 237 Argyle Ave., Suite 100, Ottawa, ON K2P 1B8, Canada, to acquire certain assets and rights, outlined below in "Exhibit A", obtained by Drilling Consultants Inc. of 5503 East Broadway, Spokane WA 99212, with regards to 4 mining claims located approximately 4 kilometers from the town of Guazapares, Chihuahua, Mexico. The effective date of the sale shall be December 8, 2005.


Joint Purchase Terms
--------------------

American Stellar Energy will have the right to earn a 10% interest and up to a 30% interest under the following conditions;
     1) After Paramount Gold has made property payments for one year, American Stellar Energy will pay 20% of all additional payments due under the schedule outlined in "Exhibit A" to earn a 20% interest in the assets and rights outlined in "Exhibit A".
     2) After one year, if the full amount equaling 20% of the payment is not paid by the time outlined in "Exhibit A" below, the interest shall be reduced to that percentage of the payment that was made. Furthermore, that percentage lost shall in no way be regained.
      3) After all payments have been made under the schedule outlined in "Exhibit A", by Paramount Gold and/or American Stellar Energy, American Stellar Energy shall have earned an additional 10% carried interest in the assets and rights outlined in "Exhibit A", with no penalty resulting from (1) or (2) above.


                            Exhibit A
                            ----------

Assets & Rights:
---------------

Description: Drilling Consultants Inc. (DCI) has entered into a purchase agreement to purchase 100% of the assets as more thoroughly described below and contained in the agreement dated November 30, 2005 between Mr. Manuel Gomez Fregoso and Ramiro Trevizo Ledezma.

Asset Description:

1) Concession: Constituyentes 1917, Title # 199402, Guazapares, Chihuahua (66.2403 Hectares)

2) Concession: Montecristo, Title # 213579, Guazapares, Chihuahua (38.0560 Hectares)

3) Concession: Montecristo Fraccion, Title # 213580, Guazapares, Chihuahua (0.2813 Hectares)

4) Concession: Montecristo II, Title # 016/32936 en tramite, Guazapares, Chihuahua (36.2071 Hectares)

Terms:
------

1) PGDP agrees to bear the cost of maintaining the Concessions in good standing, regarding taxes due, all work assessment reports on the concessions, etc.

2) PGDP will have no right to encumber the concessions in any way, until the full price, outlined above, has been paid.

3) DCI agrees to provide PGDP an exclusive due diligence period that extends to January 20, 2005. DCI further agrees to provide PGDP access to the 4 mining concessions during the due diligence period in order that PGDP may conduct on-site testing.

4) DCI agrees to make available to PGDP all data in its possession. Such data to include, but not be limited to, data that supports the drill-indicated block of approximately 6 million tonnes of ore that average 4.7 ounces per tonne silver and 0.013 ounces per tonne gold;

5) DCI agrees to provide evidence of clear title satisfactory to PGDP on or before January 20, 2005.

6) DCI will confirm that there is no royalty payable (NSR), to any party, on any of the 4 concessions detailed above.


Purchase Price Schedule:
-----------------------

The total purchase price for the Interests and assets outlined above will be U.S. $4,300,000.00 (Four million three hundred thousand dollars) paid for under the following terms and conditions;

(UPA) = Underlying Purchase Agreement

1) $50,000.00 (Fifty thousand dollars) due on signing of this Agreement (the payment will be refundable if a satisfactory title search is not secured by Paramount from DCI by January 20, 2006)

2) $150,000.00 (One hundred fifty thousand dollars) due on January 31, 2006 at the time of signing a definitive purchase and sale agreement.

3)  $125,000.00 (One hundred twenty five thousand dollars) due on April 30,
    2006

4)  $180,000.00 (One hundred eighty thousand dollars) due on June 10, 2006
    (UPA)

5)  $125,000.00 (One hundred twenty five thousand dollars) due on July 30,
    2006

6)  $200,000.00 (Two hundred thousand dollars) due on October 30, 2006

7)  $180,000.00 (One hundred eighty thousand dollars) due on November 10, 2006
    (UPA)

8)  $200,000.00 (Two hundred thousand dollars) due on January 30, 2007

9)  $210,000.00 (Two hundred ten thousand dollars) due on February 10, 2007
    (UPA)

10) $150,000.00 (One hundred fifty thousand dollars) due on April 30, 2007

All payments beyond January 20, 2007 will be Underlying Property Agreement
(UPA) Payments and PGDP will assume the responsibilities of making these payments directly to the property owner.

11)  $210,000.00 (Two hundred ten thousand dollars) due on May 10, 2007

12) $225,000.00 (Two hundred twenty five thousand dollars) due on September 10, 2007

13)  $225,000.00 (Two hundred twenty five thousand dollars) due on January 10,
     2008
14)  $250,000.00 (Two hundred fifty thousand dollars) due on May 10, 2008

15)  $250,000.00 (Two hundred fifty thousand dollars) due on September 10,
     2008

16) $325,000.00 (Three hundred twenty five thousand dollars) due on January 10, 2009

17)  $325,000.00 (Three hundred twenty five thousand dollars) due on May 10,
     2009

18) $435,000.00 (Four hundred thirty five thousand dollars) due on September 10, 2009

19) $435,000.00 (Four hundred thirty five thousand dollars) due on January 10, 2010

The payments shall be made by wire transfer no later than the date outlined above. All payments shall be applied towards the total purchase price, as outlined above.

                          End: Exhibit A
                         ---------------


If the foregoing adequately sets out your understanding of our agreement, please indicate so by signing in the space provided for below and returning one copy of this letter so executed to the undersigned.


Agreed to and Accepted this              Agreed to and Accepted this
12 Day of December, 2005                 12 Day of December, 2005


American Stellar Energy, Inc.            Paramount Gold Mining Corp.

         /s/ Francis Biscan Jr.                /s/ Christopher Crupi
Signed: _________________________        By:  ______________________________
Print:  Francis Biscan Jr.               Name:  Christopher Crupi
Title:  President                        Title: President